Exhibit 99.2

                      STATEMENT OF CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


         In connection with the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (the "Form 10-KSB") of Central Virginia Bankshares, Inc. (the "Company"), I, Charles F. Catlett, III, Senior Vice President and Chief Financial Officer, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (a) the Form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in the Form 10-KSB fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of, and for, the periods presented in the Form 10-KSB.


Date:  March 31, 2003           /s/ Charles F. Catlett, III
                                ----------------------------
                                Charles F. Catlett, III
                                Senior Vice President and Chief Financial
                                Officer


[A signed original of this written statement required by Section 906 has been provided to Central Virginia Bankshares, Inc. and will be retained by Central Virginia Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]